Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As an independent registered public accounting firm, we hereby consent to the use, in the Registration Statement on Form S-1, of our report dated October 30, 2008, relating to the financial statements of Sitesearch Corporation as of July 31, 2008 and 2007 and for the periods then ended. We also consent to the reference to our firm under the caption “Experts” in the Prospectus contained in said Registration Statement filed with the Securities and Exchange Commission.

/s/	Malone & Bailey, P.C.
Certified Public Accountants

Houston, Texas
November 4, 2008